Exhibit 10.32

Comerica Execution Copy

THE WARRANT PROVIDED FOR IN THIS AGREEMENT AND THE SECURITIES ISSUABLE UPON EXERCISE OF SUCH WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT AGREEMENT

To Purchase Shares of Stock of

AVEO PHARMACEUTICALS, INC.

Dated as of May 15, 2008 (the “Effective Date”)

WHEREAS, AVEO Pharmaceuticals, Inc., a Delaware corporation (the “Company”), has entered into a Loan and Security Agreement of even date herewith (the “Loan Agreement”) with Hercules Technology Growth Capital, Inc., a Maryland corporation, and Comerica Bank (the “Warrantholder”);

WHEREAS, the Company desires to grant to Warrantholder, in consideration for, among other things, the financial accommodations provided for in the Loan Agreement, the right to purchase shares of its preferred stock or Common Stock (as defined below), as the case may be, pursuant to this Warrant Agreement (the “Agreement”);

NOW, THEREFORE, in consideration of the Warrantholder executing and delivering the Loan Agreement and providing the financial accommodations contemplated therein, and in consideration of the mutual covenants and agreements contained herein, the Company and Warrantholder agree as follows:

SECTION 1. GRANT OF THE RIGHT TO PURCHASE STOCK.

For value received, the Company hereby grants to the Warrantholder, and the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase, from the Company, (i) up to Ninety Thousand and No/Dollars ($90,000.00) in fully paid and non-assessable shares of the Stock (as defined below) at the Exercise Price (as defined below) effective upon the Effective Date and (ii) up to Thirty Thousand and No/Dollars ($30,000.00) in fully paid and non-assessable shares of the Stock at the Exercise Price effective, without further action, upon the Company drawing the Tranche B Term Loan Advance (as defined in the Loan Agreement). As used herein, the following terms shall have the following meanings:

“1934 Act” has the meaning given to it in Section 10(d).

“Acknowledgment of Exercise” has the meaning given to it in Section 3(a).

“Act” means the Securities Act of 1933, as amended.

“Affiliate” has the meaning given to such term in the Act.

“Charter” means the Company’s Certificate of Incorporation or other constitutional document, as may be amended from time to time.

“Common Stock” means the Company’s common stock, $.001 par value per share.

“Equity Financing” means the earliest of (i) the first issuance of preferred stock by the Company to bona fide institutional investors after the Effective Date and (ii) the Initial Public Offering.

“Exercise Price” means (i) $2.50 in the event that the Warrant provided for in this Agreement is exercisable for shares of
Series D Preferred Stock, or (ii) the purchase price per share of the stock issued in the next Equity Financing. The Exercise Price is subject to adjustment as provided in Section 8.

“Initial Public Offering” means the initial underwritten public offering of the Company’s Common Stock pursuant to a registration statement under the Act, which registration statement has been declared effective by the Securities and Exchange Commission (“SEC”).

“Lock-Up Threshold” means at such time when the (i) the Company’s capital stock actually held by Warrantholder and (ii) Stock exercisable pursuant to the Warrant, in the aggregate, exceeds 1% of the Common Stock of the Company on a as converted basis.

“Merger Event” means a merger or consolidation involving the Company in which (x) the Company is not the surviving entity, or (y) the outstanding shares of the Company’s capital stock are otherwise converted into or exchanged for shares of capital stock of another entity.

“Notice of Exercise” has the meaning given to it in Section 3(a).

“Stock” means (i) Series D Preferred Stock, or (ii) in the event that the purchase price per share of capital stock paid by investors in the Equity Financing is less than $2.50 per share, such shares of preferred stock or Common Stock, as the case may be, issued in such Equity Financing and any other stock into or for which such Series D Preferred Stock, preferred stock or Common Stock, as applicable, may be converted or exchanged, and, in the case of Series D Preferred Stock or other preferred stock, upon and after the occurrence of an event which results in the automatic or voluntary conversion, redemption or retirement of all (but not less than all) of the outstanding shares of preferred stock into Common Stock, including, without limitation, the consummation of an Initial Public Offering in which such a conversion occurs, then from and after the date upon which such outstanding shares are so converted, redeemed or retired, “Stock” shall mean such Common Stock. For purposes of clarity, in the event that the Company consummates a Merger Event prior to the closing of an Equity Financing, “Stock” means, effective immediately prior to the closing of such Merger Event, Series D Preferred Stock.

“Purchase Price” means, with respect to any exercise of the Warrant provided for in this Agreement, an amount equal to the Exercise Price as of the relevant time multiplied by the number of shares of Stock to be acquired under this Agreement pursuant to such exercise.

“Series D Preferred Stock” means the Series D Convertible Preferred Stock, par value $0,001 per share, of the Company.

“Transfer Notice” has the meaning given to it in Section 11.

“Warrant” has the meaning given to it in Section 2.

In addition, capitalized terms used herein but not otherwise defined herein shall have the meaning assigned to such terms in the Loan Agreement.

SECTION 2. TERM OF THE AGREEMENT.

Except as otherwise provided for herein, the term of this Agreement and the right to purchase Stock as granted herein (the “Warrant”) shall commence on the Effective Date and shall be exercisable for a period ending upon the later to occur of (i) seven (7) years from the Effective Date or (ii) five (5) years after the Initial Public Offering; provided, that in no event shall the Warrant be exercisable after the ten (10) year anniversary of the Effective Date.

SECTION 3. EXERCISE OF THE PURCHASE RIGHTS.

(a) Exercise. The purchase rights set forth in this Agreement are exercisable by the Warrantholder, in whole or in part, at any time, or from time to time, prior to the expiration of the term set forth in Section 2, by tendering to the Company at its principal office a notice of exercise in the form attached hereto as Exhibit I (the “Notice of Exercise”), duly completed and executed. Promptly upon receipt of the Notice of Exercise and the payment of the Purchase Price in accordance with the terms set forth below, and in no event later than three (3) business days thereafter, the Company shall issue to the Warrantholder a certificate for the number of shares of Stock purchased and shall execute the acknowledgment of exercise in the form attached hereto as Exhibit II (the “Acknowledgment of Exercise”) indicating the number of shares which remain subject to future purchases, if any. The Purchase Price may be paid by cash or check, and, if applicable, indicate on the Acknowledgement of Exercise the remaining number of shares purchasable hereunder. Upon partial exercise, the Company shall indicate on the Acknowledgement of Exercise the remaining number of shares purchasable hereunder. All other terms and conditions of such amended Agreement shall be identical to those contained herein, including, but not limited to the Effective Date hereof.

(b) Exercise Prior to Expiration. To the extent this Agreement is not previously exercised as to all Stock subject hereto, and if the fair market value of one share of the Stock is greater than the Exercise Price then in effect, this Agreement shall be deemed automatically exercised pursuant to Section 3(a) (even if not surrendered) immediately before its expiration. For purposes of such automatic exercise, (i) the fair market value of one share of the Stock upon such expiration shall be determined pursuant to
Section 3(c), (ii) the Purchase Price may be paid by cash or check, and (iii) the Company shall issue to the Warrantholder a certificate for the number of shares of Stock purchased upon the Company’s receipt such Purchase Price. To the extent this Agreement or any portion thereof is deemed automatically exercised pursuant to this Section 3(b), the Company agrees to promptly notify the Warrantholder of the number of shares of Stock, if any, the Warrantholder is to receive by reason of such automatic exercise.

(c) Fair Market Value Determination. The current fair market value of Stock shall mean with respect to each share of Stock:

(i) if the exercise is in connection with an Initial Public Offering, and if the Company’s registration statement relating to such Initial Public Offering has been declared effective by the SEC, then the fair market value per share shall be (A) in the event that the Warrant represents the right to purchase preferred stock of the Company, the product of (x) the initial “Price to Public” of the Common Stock specified in the final prospectus with respect to the offering and (y) the number of shares of Common Stock into which each share of Stock is convertible at the time of such exercise and (B) in the event that the Warrant represents the right to purchase Common Stock of the Company, the initial “Price to Public” of the Common Stock specified in the final prospectus with respect to the offering;

(ii) if the exercise is after, and not in connection with an Initial Public Offering, and:

(A) if the Common Stock is traded on a securities exchange or the Nasdaq Global Market, the fair market value shall be deemed to be (A) in the event that the Warrant represents the right to purchase preferred stock of the Company, the product of (x) the average of the closing prices over a five (5) day period ending three days before the day the current fair market value of the securities is being determined and (y) the number of shares of Common Stock into which each share of Stock is convertible at the time of such exercise and (B) in the event that the Warrant represents the right to purchase Common Stock of the Company, the average of the closing prices over a five (5) day period ending three days before the day the current fair market value of the securities is being determined; or

(B) if the Common Stock is traded over-the-counter, the fair market value shall be deemed to be (A) in the event that the Warrant represents the right to purchase preferred stock of the Company, the product of (x) the average of the closing bid and asked prices quoted over the five (5) day period ending three days before the day the current fair market value of the securities is being determined and (y) the number of shares of Common Stock into which each share of Stock is convertible at the time of such exercise and (B) in the event that the Warrant represents the right to purchase Common Stock of the Company, the average of the closing bid and asked prices quoted over the five (5) day period ending three days before the day the current fair market value of the securities is being determined;

(iii) if at any time the Common Stock is not listed on any securities exchange or NASDAQ Global Market or quoted in the over-the-counter market, the current fair market value of Stock shall be (A) in the event that the Warrant represents the right to purchase preferred stock of the Company, the product of (x) the fair market value of Common Stock as determined in good faith by the Company’s Board of Directors (provided, that if Warrantholder disagrees with the fair market value determined by the Company’s Board of Directors Warrantholder may solicit, from an appraiser reasonably acceptable to the Company, an independent appraisal of the fair market value of the Common Stock and, if such valuation is higher, Warrantholder may substitute the Board of Director’s fair market value determination with that of the independent appraiser) and (y) the number of shares of Common Stock into which each share of Stock is convertible at the time of such exercise and (B) in the event that the Warrant represents the right to purchase preferred stock of the Company, the fair market value of Common Stock as determined in good faith by the Company’s Board of Directors (provided, that if Warrantholder disagrees with the fair market value determined by the Company’s Board of Directors Warrantholder may solicit, from an appraiser reasonably acceptable to the Company, an independent appraisal of the fair market value of the Common Stock and, if such valuation is higher, Warrantholder may substitute the Board of Director’s fair market value determination with that of the independent appraiser), unless the Company shall consummate a Merger Event pursuant to which the Company is not the surviving party, in which case the fair market value of Stock shall be deemed to be the per share value received by the holders of the Company’s Stock on a Common Stock-equivalent basis pursuant to such Merger Event.

SECTION 4. RESERVATION OF SHARES.

Promptly following, and in any event within thirty (30) days of, the determination of whether the Warrant provided for hereunder shall be exercisable for Series D Preferred Stock, other preferred stock or Common Stock, the Company will at all times have authorized and reserved a sufficient number of shares of the applicable class and series of Stock to provide for the exercise of the rights to purchase Stock as provided for herein, and shall have authorized and reserved a sufficient number of shares of its Common Stock to provide for the conversion of the Stock available hereunder (if applicable).

SECTION 5. NO FRACTIONAL SHARES OR SCRIP.

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Warrant provided for in this Agreement, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the fair market value of the share, as determined in accordance with Section 3.

SECTION 6. NO RIGHTS AS SHAREHOLDER/STOCKHOLDER.

This Agreement does not entitle the Warrantholder to any voting rights or other rights as a shareholder/stockholder of the Company prior to the exercise of the Warrant.

SECTION 7. WARRANTHOLDER REGISTRY.

The Company shall maintain a registry showing the name and address of the registered holder of the Warrant. Warrantholder’s initial address, for purposes of such registry, is set forth in Section 12(g). Warrantholder may change such address by giving written notice of such changed address to the Company.

SECTION 8. ADJUSTMENT RIGHTS.

The Exercise Price and the number of shares of Stock purchasable hereunder are subject to adjustment, as follows:

(a) Merger Event. If at any time there shall be a Merger Event, then, as a part of such Merger Event, lawful provision shall be made so that the Warrantholder shall thereafter be entitled to receive, upon exercise of the Warrant, the kind, amount and value of shares of preferred stock or other securities or property of the successor, surviving or purchasing corporation resulting from, or participating in, such Merger Event that would have been issuable if Warrantholder had exercised the Warrant immediately prior to the Merger Event. In any such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Agreement with respect to the rights and interests of the Warrantholder after the Merger Event to the end that the provisions of this Agreement (including adjustments of the Exercise Price) shall be applicable in their entirety, and to the greatest extent possible. Without limiting the foregoing, in connection with any Merger Event, upon the closing thereof, the successor, surviving or purchasing entity shall assume the obligations of this Agreement. The provisions of this Section 8(a) shall similarly apply to successive Merger Events. In connection with a Merger Event and upon Warrantholder’s written election to the Company, this Warrant shall be automatically exercised pursuant to Section 3(b).

(b) Reclassification of Shares. Except as set forth in Section 8, if the Company at any time shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Agreement exist into the same or a different number of securities of any other class or classes, this Agreement shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Agreement immediately prior to such combination, reclassification, exchange, subdivision or other change.

(c) Subdivision or Combination of Shares. If the Company at any time shall combine or subdivide the applicable class and series of Stock purchasable hereunder, (i) in the case of a subdivision, the Exercise Price shall be proportionately decreased, or (ii) in the case of a combination, the Exercise Price shall be proportionately increased.

(d) Stock Dividends. If the Company at any time while the Warrant is outstanding and unexpired shall:

(i) pay a dividend with respect to the Stock payable in Stock, then the Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Stock outstanding immediately after such dividend or distribution; or

(ii) make any other distribution with respect to the Stock (or stock into which the Stock is convertible, if applicable), except any distribution specifically provided for in any other clause of this Section 8, then, in each such case, provision shall be made by the Company such that the Warrantholder shall receive upon exercise of the Warrant a proportionate share of any such distribution as though it were the holder of the Stock (or other stock for which the Stock is convertible, if applicable) as of the record date fixed for the determination of the stockholders of the Company entitled to receive such distribution.

(e) Antidilution Rights. In the event that the Warrant represents the right to purchase preferred stock, antidilution rights applicable to such preferred stock purchasable hereunder are as set forth in the Company’s Charter, and shall be applicable with respect to such preferred stock issuable hereunder. The Company shall promptly provide the Warrantholder with any restatement, amendment, modification or waiver of the Charter; provided, that no such amendment, modification or waiver shall impair or reduce the antidilution rights applicable to such preferred stock as of the date hereof unless such amendment, modification or waiver affects the rights of Warrantholder with respect to the applicable preferred stock purchasable hereunder in the same manner as it affects all other holders of the applicable class and series of preferred stock. The Company shall, on a quarterly basis, provide Warrantholder with the capitalization of the Company in writing including the total number of shares, warrants and options outstanding at the end of such quarter. For the avoidance of doubt, there shall be no duplicate anti-dilution adjustment pursuant to this subsection (e), the forgoing subsection (d) and the Company’s Charter.

(f) Notice of Adjustments. If: (i) the Company shall declare any dividend or distribution upon its stock, whether in stock, cash, property or other securities (assuming Warrantholder consents to a dividend involving cash, property or other securities under the Loan Agreement); (ii) the Company shall offer for subscription pro rata to the holders of any class of Stock any additional shares of stock of any class or other rights; (iii) there shall be any Merger Event; (iv) there shall be an Initial Public Offering; (v) the Company shall sell, lease, license or otherwise transfer all or substantially all of its assets; or (vi) there shall be any voluntary dissolution, liquidation or winding up of the Company; then, in connection with each such event, the Company shall send to the Warrantholder: (A) at least fifteen (15) days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, subscription rights (specifying the date on which the holders of Stock shall be entitled thereto) or for determining rights to vote in respect of such Merger Event, dissolution, liquidation or winding up; (B) in the case of any such Merger Event, sale, lease, license or other transfer of all or substantially all of the Company’s assets, dissolution, liquidation or winding up, at least fifteen (15) days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of Stock shall be entitled to exchange their Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding up); and (C) in the case of an Initial Public Offering, the Company shall give the Warrantholder at least fifteen (15) days’ written notice prior to the effective date thereof.

Each such written notice shall set forth, in reasonable detail, (i) the event requiring the notice, and (ii) if any adjustment is required to be made, (A) the amount of such adjustment, (B) the method by which such adjustment was calculated, (C) the adjusted Exercise Price (if the Exercise Price has been adjusted), and (D) the number of shares subject to purchase hereunder after giving effect to such adjustment, and shall only be provided in the manner set forth in Section 12(g)(i).

(g) Timely Notice. Failure to timely provide such notice required by subsection (f) above shall entitle Warrantholder to retain the benefit of the applicable notice period notwithstanding anything to the contrary contained in any insufficient notice received by Warrantholder.

SECTION 9. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

(a) Reservation of Stock. The Stock issuable upon exercise of the Warrantholder’s rights has been, or in accordance with Section 4, will be duly and validly reserved and, when issued in accordance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever; provided, that the Stock issuable pursuant to this Agreement may be subject to restrictions on transfer under state and/or federal securities laws or in this Agreement. The Company has made available to the Warrantholder true, correct and complete copies of its Charter and current bylaws. The issuance of certificates for shares of Stock upon exercise of the Warrant and payment of the Purchase Price shall be made without charge to the Warrantholder for any issuance tax in respect thereof, or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Stock; provided, that the Company shall not be required to pay any tax which may be payable in respect of any transfer and the issuance and delivery of any certificate in a name other than that of the Warrantholder or its Affiliates.

(b) Due Authority. The execution and delivery by the Company of this Agreement and the performance of all obligations of the Company hereunder, including the issuance to Warrantholder of the right to acquire the shares of Stock, and the Common Stock into which it may be converted, if applicable, have been duly authorized by all necessary corporate action on the part of the Company. The execution and delivery by the Company of this Agreement: does not violate the Company’s Charter or current bylaws; (2) does not contravene any law or governmental rule, regulation or order applicable to it; and (3) does not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound. This Agreement constitutes the legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

(c) Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of, any state, federal or other governmental authority or agency is required on the part of the Company with respect to the execution, delivery and performance by the Company of its obligations under this Agreement, except for the filing of notices pursuant to Regulation D under the Act and any filing required by applicable state securities law, which filings will be made by the time required thereby.

(d) Issued Securities. All issued and outstanding shares of Common Stock, preferred stock or any other shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of Common Stock, preferred stock and any other outstanding securities were issued in full compliance with all federal and state securities laws. In addition, as of the date immediately preceding the Effective Date:

(i) The authorized capital stock of the Company consists of (A) 87,519,953 shares of Common Stock, of which 6,304,213 shares are issued and outstanding, (B) 12,448,000 shares of Series A Preferred Stock, of which 12,400,000 shares are issued and outstanding, (C) 27,215,385 shares of Series B Preferred Stock, of which 26,906,354 shares are issued and outstanding, (D) 4,166,668 shares of Series C Preferred Stock, of which 4,166,668 shares are issued and outstanding and (E) 24,439,800 shares of Series D Preferred Stock, of which 21,165,510 shares are issued and outstanding.

(ii) The Company has reserved 15,110,000 shares of Common Stock for issuance under its stock option plan(s), under which 11,088,818 options are outstanding. Other than the options referred to in the prior sentence and warrants to purchase 48,000 of Series A Preferred Stock, 100,000 shares of Series B Preferred Stock and 439,800 shares of Series D Preferred Stock, there are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the Company’s capital stock or other securities of the Company.

(iii) In accordance with the Company’s Charter, no stockholder of the Company has preemptive rights to purchase new issuances of the Company’s capital stock that have not been properly waived in connection with the issuance of the Warrant or the Stock to be issued upon the exercise of the Warrant.

(e) Insurance. The Company has in full force and effect insurance policies, with extended coverage, insuring the Company and its property and business against such losses and risks, and in such amounts, as are customary for corporations engaged in a similar business and similarly situated and as otherwise may be required pursuant to the terms of any other contract or agreement.

(f) Other Commitments to Register Securities. Except as set forth in this Agreement, the Charter and the Third Amended and Restated Investor Rights Agreement dated as of March 26, 2007, as amended, by and among the Company and the other parties thereto, there is no agreement between the Company and any holders of its securities under which the Company has any obligation to register under the Act any of its presently outstanding securities or any of its securities which may hereafter be issued.

(g) Exempt Transaction. Subject to the accuracy of the Warrantholder’s representations in Section 10, the issuance of the Stock upon exercise of the Warrant, and the issuance of the Common Stock upon conversion of the Stock, if applicable, will each constitute a transaction exempt from (i) the registration requirements of the Act and (ii) the qualification requirements of the applicable state securities laws.

(h) Compliance with Rule 144. If the Warrantholder proposes to sell Stock issuable upon the exercise of this Agreement, or the Common Stock into which it is convertible, if applicable, in compliance with Rule 144 promulgated by the SEC, then, upon Warrantholder’s written request to the Company, the Company shall furnish to the Warrantholder, within ten days after receipt of such request, a written statement confirming the Company’s compliance with the filing requirements of the SEC as set forth in such Rule, as such Rule may be amended from time to time.

(i) Information Rights. During the term of this Warrant, Warrantholder shall be entitled to the information rights contain in Section 7.1 of the Loan Agreement, and Section 7.1 of the Loan Agreement is hereby incorporated into this Agreement by this reference as though fully set forth herein, provided, however, that the Company shall not be required to deliver a Compliance Certificate once all Indebtedness (as defined in the Loan Agreement) owed by the Company to Warrantholder has been repaid.

SECTION 10. REPRESENTATIONS AND COVENANTS OF THE WARRANTHOLDER.

This Agreement has been entered into by the Company in reliance upon the following representations and covenants of the Warrantholder:

(a) Investment Purpose. The right to acquire Stock or the Stock issuable upon exercise of the Warrantholder’s rights contained herein has been, and such shares will be, acquired for investment and not with a view to, or for sale in connection with, the distribution of any part thereof, and the Warrantholder has no present intention of selling or engaging in, or any agreement, undertaking or commitment with respect to, any public distribution of the same.

(b) Private Issue. The Warrantholder understands (i) that the Stock issuable upon exercise of this Agreement is not registered under the Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Agreement will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated on the representations set forth in this Section 10.

(c) Financial Risk. The Warrantholder has sufficient knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment, in the Company. Such Warrantholder has made detailed inquiry concerning the Company, its business and its personnel and the officers of the Company have made available to such Warrantholder any and all written information which it has requested and have answered to such Warrantholder’s satisfaction all inquiries made by such Warrantholder.

(d) Risk of No Registration. The Warrantholder understands that if the Company does not register shares of its capital stock with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934 (the “1934 Act”), or file reports pursuant to Section 15(d) of the 1934 Act, or if a registration statement covering shares of its capital stock under the Act is not in effect when it desires to sell (i) the rights to purchase Stock pursuant to this Agreement or (ii) the Stock issuable upon exercise of the right to purchase, it may be required to hold such securities for an indefinite period. The Warrantholder also understands that any sale of (A) its rights hereunder to purchase Stock or (B) Stock issued or issuable hereunder which might be made by it in reliance upon Rule 144 under the Act may be made only in accordance with the terms and conditions of that Rule.

(e) Accredited Investor. Warrantholder is an “accredited investor” within the meaning of Rule 501 of Regulation D, as presently in effect, under the Act.

(f) Agreement in Connection with Initial Public Offering. Warrantholder agrees, in connection with the Initial Public Offering, (i) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of capital stock held by the Warrantholder (other than any shares included in the offering) without the prior written consent of the Company or the underwriters managing such offering for a period of 180 days from the effective date of such registration statement, and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering; provided, however, the foregoing provision shall only become effective if and when (A) the Lock-Up Threshold occurs and (B) all persons entitled to registration rights with respect to shares of Common Stock, all other persons selling shares of Common Stock in such offering, all persons holding in excess of one percent (1%) of the Common Stock of the Company on a as converted basis and all executive officers and directors of the Company shall also have agreed not to sell publicly their Common Stock under the circumstances and pursuant to the terms set forth in this Section 10(f).

SECTION 11. TRANSFERS.

Subject to compliance with the provisions of this Agreement and applicable federal and state securities laws, this Agreement and all rights hereunder are transferable, in whole or in part, without charge to the holder hereof (except for transfer taxes) upon surrender of this Agreement properly endorsed. Subject to such compliance, each taker and holder of this Agreement, by taking or holding the same, consents and agrees that this Agreement, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Agreement shall have been so endorsed and its transfer recorded on the Company’s books, shall be treated by the Company and all other persons dealing with this Agreement as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Agreement. The transfer of this Agreement shall be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit III (the “Transfer Notice”), at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. Until the Company receives such Transfer Notice, the Company may treat the registered owner hereof as the owner for all purposes. Notwithstanding the above, Warrantholder may transfer all or part of this Warrant to its Affiliates, including, without limitation, Comerica Incorporated, at any time without notice or the delivery of any other instrument to the Company, and such Affiliate shall then be entitled to all the rights of Warrantholder under this Warrant and any related agreements, and the Company shall cooperate fully in ensuring that any stock issued upon exercise of this Warrant is issued in the name of the Affiliate that exercises this Warrant.

Each certificate representing shares acquired upon exercise of such Warrant shall bear a legend substantially in the following form:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such securities are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required.”

SECTION 12. MISCELLANEOUS.

(a) Effective Date. The provisions of this Agreement shall be construed and shall be given effect in all respects as if it had been executed and delivered by the Company on the date hereof. This Agreement shall be binding upon any successors or assigns of the Company.

(b) Remedies. In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where the non-defaulting party will not have an adequate remedy at law and where damages will not be readily ascertainable. Each party hereto expressly agrees that it shall not oppose an application by the other party or any other person entitled to the benefit of this Agreement requiring specific performance of any or all provisions hereof or enjoining a party from continuing to commit any such breach of this Agreement.

(c) No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment.

(d) Additional Documents. The Company, upon execution of this Agreement, shall provide the Warrantholder with a certificate of an officer of the Company to the effect that the representations, warranties and covenants set forth in Sections 9(a) through 9(d), 9(f) and 9(g) are true and correct as of the date of execution of this Agreement. The Company shall also supply such other documents as the Warrantholder may from time to time reasonably request.

(e) Attorney’s Fees. In any litigation, arbitration or court proceeding between the Company and the Warrantholder relating hereto, the prevailing party shall be entitled to reasonable attorneys’ fees and expenses and all costs of proceedings incurred in enforcing this Agreement. For the purposes of this Section 12(e), attorneys’ fees shall include without limitation fees incurred in connection with the following: (i) contempt proceedings; (ii) discovery; (iii) any motion, proceeding or other activity of any kind in connection with an insolvency proceeding; (iv) garnishment, levy, and debtor and third party examinations; and (v) post-judgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment.

(f) Severability. In the event any one or more of the provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

(g) Notices. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication that is required, contemplated, or permitted under this Agreement or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the first business day after transmission by facsimile or hand delivery or deposit with an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, and shall be addressed to the party to be notified as follows:

If to Warrantholder:

Comerica Bank

Technology & Life Sciences Division

M/C 5201

100 Federal Street, 28th floor

Boston, MA 02461

Attn: Janice Bourque

Facsimile: 617-757-6351

With a copy to:

Comerica Bank c/o Comerica Incorporated

Attn: Warrant Administrator

500 Woodward Avenue, 32nd Floor, MC 3379

Detroit, MI 48226

Facsimile: (313) 222-4013

Telephone: (313) 222-3696

and to:

Comerica Bank

Technology & Life Sciences Division

75 E Trimble Road

Mail Code 4770

San Jose, CA 95131

Attn: Manager

Facsimile: 408-556-5091

If to the Company:

AVEO PHARMACEUTICALS, INC.

Attention: President

75 Sidney Street

Fourth Floor

Cambridge, MA 02139

Facsimile: 617-995-4995

Telephone: 617-299-5000

With a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP

Attention: Steven D. Singer, Esq.

60 State Street

Boston, MA 02109

Facsimile: 617-526-5000

Telephone: 617-526-6000

or to such other address as each party may designate for itself by like notice.

(h) Entire Agreement; Amendments. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and supersedes and replaces in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof (including the proposal letter dated February 4, 2008 among the Warrantholder, Comerica Bank and the Company). None of the terms of this Agreement may be amended except by an instrument executed by each of the parties hereto.

(i) Headings. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

(j) Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed (or had an opportunity to discuss) with its counsel this Agreement and, specifically, the provisions of Sections 12(n), 12(o), 12(p), 12(q) and 12(r).

(k) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(l) No Waiver. No omission or delay by either party at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by the other party at any time designated, shall be a waiver of any such right or remedy to which such party is entitled, nor shall it in any way affect the right of such party to enforce such provisions thereafter.

(m) Survival. All agreements, representations and warranties contained in this Agreement or in any document delivered pursuant hereto shall be for the benefit of Warrantholder and shall survive the execution and delivery of this Agreement and the expiration or other termination of this Agreement.

(n) Governing Law. This Agreement have been negotiated and delivered to Warrantholder in the State of California, and shall have been accepted by Warrantholder in the State of California. Delivery of Stock to Warrantholder by the Company under this Agreement is due in the State of California. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

(o) Consent to Jurisdiction and Venue. All judicial proceedings arising in or under or related to this Agreement may be brought in any state or federal court of competent jurisdiction located in the State of California. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in Santa Clara County, State of California; (b) waives any objection as to jurisdiction or venue in Santa Clara County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 12(g), and shall be deemed effective and received as set forth in Section 12(g). Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

(p) Mutual Waiver of Jury Trial/Judicial Reference.

(i) Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF THE COMPANY AND WARRANTHOLDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY THE COMPANY AGAINST WARRANTHOLDER OR ITS ASSIGNEE OR BY WARRANTHOLDER OR ITS ASSIGNEE AGAINST THE COMPANY. This waiver extends to all such Claims, including Claims that involve Persons other than the Company and Warrantholder; Claims that arise out of or are in any way connected to the relationship between the Company and Warrantholder; and any Claims for damages, breach of contract, tort, specific performance, or any equitable or legal relief of any kind, arising out of this Warrant.

(ii) If the waiver of jury trial set forth in Section 12(p)(i) is ineffective or unenforceable, the parties agree that all Claims shall be resolved by reference to a private judge sitting without a jury, pursuant to Code of Civil Procedure Section 638, before a mutually acceptable referee or, if the parties cannot agree, a referee selected by the Presiding Judge of the Santa Clara County, California. Such proceeding shall be conducted in Santa Clara County, California, with California rules of evidence and discovery applicable to such proceeding.

(iii) In the event Claims are to be resolved by judicial reference, either party may seek from a court identified in
Section 12(o), any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by judicial reference.

(q) Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

(r) Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto by reason of the other party’s failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable by either party hereto. If a party hereto institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by its officers thereunto duly authorized as of the Effective Date.

COMPANY:	AVEO PHARMACEUTICALS, INC.

	By:	/s/ Tuan Ha-Ngoc
	Print Name:	Tuan Ha-Ngoc
	Title:	President and CEO

WARRANTHOLDER:	COMERICA BANK

	By:	/s/ Janice Bourque
	Print Name:	Janice Bourque
	Title:	SVP

EXHIBIT I

NOTICE OF EXERCISE

To:	AVEO Pharmaceuticals, Inc. (the “Company”)

(1)	The undersigned Warrantholder hereby elects to purchase [ ] shares of the [ ] Stock of the Company, pursuant to the terms of that certain Warrant Agreement, dated as of May 15, 2008, between the Company and the Warrantholder (the “Agreement”), tenders herewith payment of the Purchase Price in full, together with all applicable transfer taxes, if any.

(2)	In exercising its rights to purchase the [ ] Stock of the Company, the undersigned, as representative for the Warrantholder, hereby confirms and acknowledges the investment representations and warranties made in Section 10 of the Agreement.

(3)	Please issue a certificate or certificates representing said shares of [ ] Stock in the name of the Warrantholder or in such other name as is specified below.

WARRANTHOLDER:	COMERICA BANK

By:

Name:

Title:

Date:

Address:

EXHIBIT II

ACKNOWLEDGMENT OF EXERCISE

The undersigned, as representative of AVEO Pharmaceuticals, Inc. (the “Company”), hereby acknowledges receipt of the “Notice of Exercise” from Comerica Bank (the “Warrantholder”), to purchase [            ] shares of the Stock of the Company, pursuant to the terms of that certain Warrant Agreement, dated as of May 15,2008, between the Company and the Warrantholder (the “Agreement”), and further acknowledges that [            ] shares remain subject to purchase under the terms of the Agreement.

COMPANY:	AVEO PHARMACEUTICALS, INC.

By:

Title:

Date:

EXHIBIT III

TRANSFER NOTICE

FOR VALUE RECEIVED, that certain Warrant Agreement, dated as of May 15, 2008, between AVEO Pharmaceuticals, Inc. and Comerica Bank, as the Warrantholder (the “Agreement”), and all rights evidenced thereby are hereby transferred and assigned to

________________________________________

(Please Print)

whose address is __________________________

________________________________________

Dated:

Holder’s Signature:

Holder’s Address:

Signature Guaranteed: _______________________

The signature should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

NOTE: The signature to tills Transfer Notice must correspond with the name as it appears on the face of the Agreement, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Agreement.